Exhibit 5.2

December 6, 2002

Ventas, Inc.
4360 Brownsboro Road, Suite 115
Louisville, KY 40207-1642

Ladies and Gentlemen:

We have acted as counsel to Ventas, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, in connection with the preparation of (i) a Registration Statement on Form S-3 (Registration No. 333-90756) (as heretofore amended, the “First Registration Statement”); and (ii) a Registration Statement on Form S-3 (Registration No. 333-101598) (as heretofore amended, the “Second Registration Statement,” and together with the First Registration Statement, the “Registration Statements”) and the prospectus and prospectus supplement included as part of the Second Registration Statement (such prospectus and prospectus supplement being collectively referred to herein as the “Prospectus”) relating to the offer and sale (i) by the Company of up to 9,823,861 (collectively, the “Company Shares”) shares of the common stock of the Company, par value $.25 per share (“Common Stock”), including 823,861 shares of Common Stock which are subject to the underwriters’ over-allotment option and (ii) by the selling stockholders named in the Prospectus of up to 8,301,067 shares of Common Stock.

In connection with this opinion, we have examined executed copies of: the Registration Statements and the Prospectus, including documents incorporated therein by reference.

We have also examined original, reproduced or certified copies of such records of the Company as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination and in rendering our opinion, we have assumed (i) the genuineness of all signatures of all parties other than the Company; (ii) the authenticity of all corporate records, agreements, documents, instruments and certificates of the Company submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies; and (iii) the capacity of natural persons. As to all questions of fact material to such opinions, we have relied without independent check or verification upon a certificate of the Company and certificates of public officials. We have not independently investigated or verified the matters set forth therein.

Ventas, Inc.
December 6, 2002

A.
Based on the foregoing, and subject to the qualifications and assumptions set forth below, we are of the opinion that: the Company Shares, when duly sold, issued and paid for in accordance with the terms of the Prospectus, will be duly authorized and validly issued and will be fully paid and nonassessable.

B.	The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

1.
We are members of the bar of the State of New York, and the opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

2.
This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

3.
Except as set forth below, this opinion is for your use only and, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statements, and to the reference to us in the Prospectus included as part of the Registration Statements. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/    Willkie Farr & Gallagher